SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 29, 2007

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

3.50% Exchangeable Senior Notes due 2012

On March 29, 2007, Strategic Hotel Funding, L.L.C., a Delaware limited liability company (“SH Funding”), and Strategic Hotels & Resorts, Inc., a Maryland real estate investment trust and sole managing member of SH Funding (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (collectively, the “Initial Purchasers”) for the offering by SH Funding and the purchase by the Initial Purchasers of $150.0 million aggregate principal amount of 3.50% Exchangeable Senior Notes due 2012 of SH Funding (the “Notes”). The Purchase Agreement also granted the Initial Purchasers a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of the Notes (the “Additional Notes”).

The closing (the “Closing”) of the offering of the Notes occurred on April 4, 2007. The net proceeds from the offering of the Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses, are estimated to be approximately $146.5 million. SH Funding intends to use $8.25 million of the net proceeds in connection with the capped call transactions SH Funding has entered into with affiliates of two of the Initial Purchasers. If the Initial Purchasers exercise their option to purchase Additional Notes, SH Funding intends to enter into additional capped call transactions. SH Funding intends to use approximately $25.0 million of the net proceeds of the offering of the Notes to repurchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). SH Funding intends to use the remaining net proceeds from the offering of the Notes to repay amounts outstanding under the credit agreement (the “Credit Agreement”), dated as of March 9, 2007, by and among SH Funding, Deutsche Bank Trust Company Americas, as administrative agent, and the various financial institutions party thereto, as amended by the First Amendment to Credit Agreement, dated March 29, 2007, which amounts may be reborrowed from time to time for general corporate purposes.

The Notes were issued under an Indenture, dated as of April 4, 2007, by and among SH Funding, the Company and LaSalle Bank National Association, as trustee (the “Trustee”). The terms of the Notes were established pursuant to the Indenture and the form of the Notes attached thereto, a copy of which is filed herewith as Exhibit 4.1.

Additional information pertaining to the Notes is contained in Item 2.03 of this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference. The Notes and the shares of Common Stock deliverable under certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). SH Funding offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Registration Rights Agreement

At the Closing, SH Funding and the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement providing for the resale of the Common Stock, if any, issuable upon exchange of the Notes (the “Registrable Securities”) by holders of Registrable Securities who satisfy certain conditions (the “Selling Security Holders”), by the 150th day after the original issuance of the Notes and to use its reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act as promptly as practicable but in any event by the 240th day after the original issuance of the Notes. The Company also has agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the earlier of (i) the date one year following the last date on which Notes have been exchanged for Common Stock and settlement of such exchange has occurred and (ii) the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock outstanding. The registration statement will not register the resale of the Notes.

The Company will be required to pay specified additional interest to the holders of the Notes if it fails to comply with its obligations to register the Registrable Securities within specified time periods, if the registration statement ceases to be effective or if the use of the prospectus is suspended or the prospectus is unusable for specified time periods. The Company will not be required to pay additional interest with respect to any Note after it has been exchanged for any shares of Common Stock. If a holder of Notes exchanges some or all of its Notes into Common Stock when there exists a registration default, the holder will not be entitled to receive additional interest on such Common Stock, and SH Funding will increase the exchange rate for those Notes so exchanged. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2. The description of the Registration Rights Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Common Stock Delivery Agreement

On April 4, 2007, the Company and SH Funding entered into a Common Stock Delivery Agreement (the “Delivery Agreement”). Pursuant to the Delivery Agreement, in the event SH Funding determines to deliver Common Stock upon exchange of the Notes by a holder of the Notes in accordance with the terms of the Notes and the Indenture, the Company will deliver to SH Funding for delivery to such holder the number of shares of Common Stock underlying the exchanged Notes, as determined by SH Funding. In exchange for the Common Stock, SH Funding agrees to issue to the Company on a concurrent basis a number of membership units in SH Funding equal in number to the number of shares of Common Stock delivered by the Company pursuant to the Delivery Agreement. A copy of the Delivery Agreement is filed herewith as Exhibit 4.3. The description of the Delivery Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Delivery Agreement.

Capped Call Confirmations

On March 29, 2007 SH Funding and the Company entered into capped call transactions with J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, and Deutsche Bank AG (the “Capped Call Confirmations”). The capped call transactions will cover, subject to the anti-dilution adjustments similar to those contained in the Notes, up to a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Notes. The capped call transactions are expected to reduce the potential dilution to the earnings per share of the Company upon exchange of the Notes in the event that the market value per share of the Company’s Common Stock, as measured under the terms of the Capped Call Confirmations, at the time of exercise is greater than the strike price of the Capped Call Confirmations, which corresponds to the initial exchange price of the Notes and is subject to certain adjustments similar to those contained in the Notes. If, however, the market value per share of the Common Stock exceeds the cap price of the capped call transactions, as measured under the terms of the Capped Call Confirmations, the expected anti-dilutive effect of the capped call transactions will be limited, which means that there would be dilution to the earnings per share of the Company to the extent that the then market value per share of Common Stock exceeds the cap price of the capped call transactions. The cost of the Capped Call Confirmations was approximately $8.25 million. If the Initial Purchasers exercise their option to purchase Additional Notes, SH Funding and the Company intend to enter into additional capped call transactions. Copies of the Capped Call Confirmations are filed herewith as Exhibit 99.1 and Exhibit 99.2. The description of the Capped Call Confirmations in this Current Report is a summary and is qualified in its entirety by the terms of the Capped Call Confirmations.

Amendment to Credit Agreement

On March 29, 2007, SH Funding entered into a First Amendment (the “First Amendment to the Credit Agreement”) to the Credit Agreement with Deutsche Bank Trust Company Americas, as administrative agent, and the various financial institutions parties thereto (the “Lenders”) to (i) increase the permitted amount of unsecured indebtedness of SH Funding, the Company and their affiliates from $50.0 million to $250.0 million, (ii) authorize investments in capped call options and intercompany transactions incidental to the issuance and settlement of the related exchangeable or convertible securities and (iii) clarify certain other provisions related to permitted indebtedness and permitted investments. A copy of the First Amendment to the Credit Agreement is filed herewith as Exhibit 4.4. The description of the First Amendment to the Credit Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the First Amendment to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2007, SH Funding issued $150.0 million aggregate principal amount of the Notes. The Notes are senior unsecured obligations of SH Funding and will rank equally in right of payment with any other senior unsecured indebtedness SH Funding may incur and be effectively subordinated in right of payment to all of SH Funding’s secured indebtedness (to the extent of the collateral securing that indebtedness) and to all liabilities and preferred equity of SH Funding’s subsidiaries. The terms of the Notes include:

Maturity. April 1, 2012.

Interest. The Notes will bear interest at the rate of 3.50% per year. Interest is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2007.

Exchange Rights. Subject to the restrictions on ownership and transfers of the Common Stock contained in the Indenture and the Company’s charter and the conditions for exchange contained in the Indenture and described below, Holders may exchange their Notes for cash, shares of Common Stock or a combination thereof, at SH Funding’s option, at an initial exchange rate of 36.1063 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $27.70 per share of Common Stock); provided, however, that if a Holder has already delivered a repurchase notice in connection with the occurrence of a designated event with respect to a Note, the Holder may not surrender that Note for exchange until the Holder has withdrawn the notice in accordance with the terms of the Note and the Indenture. The initial exchange rate is subject to adjustment in certain circumstances as provided in the Indenture. Holders may exchange the Notes based on the applicable exchange rate prior to the close of business on the business day immediately preceding the stated maturity date at any time on or after November 1, 2011 and also under the following circumstances:

(a) Exchange Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for exchange during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if, and only if, the closing sale price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of Common Stock in effect on the applicable trading day;

(b) Exchange Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for exchange during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes was less than 95% of the product of the closing sale price per share of the Common Stock on such trading day multiplied by the applicable exchange rate on such trading day;

(c) Exchange Upon Notice of Redemption. A holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the Notes are not otherwise exchangeable at such time.

(d) Exchange if Common Stock Is Not Listed. A holder may surrender any of its Notes for exchange at any time beginning on the first business day after the Common Stock ceases to be listed on a U.S. national or regional securities exchange.

(e) Exchange Upon Specified Transactions. A holder may surrender any of its Notes for exchange if the Company engages in certain specified corporate transactions as specified in the Indenture. Holders exchanging Notes in connection with certain “designated events” may be entitled to receive additional shares of Common Stock as a “make whole premium.”

Redemption at the Option of SH Funding. SH Funding may not redeem any Notes prior to April 1, 2012, except to preserve the Company’s status as a real estate investment trust.

Purchase at Option of Holders. Upon the occurrence of certain designated events (as defined in the Indenture), holders of the Notes may require SH Funding to repurchase their Notes, in whole or in part (in principal amounts of $1,000 and integrals thereof) for cash equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

Default. Subject to the terms of the Indenture and the Notes, upon certain events of default, including, but not limited to, (i) default in the payment of any interest on the Notes when such interest becomes due and payable that continues for a period of 30 days; (ii) default in the payment of the principal of the Notes, or any repurchase price or redemption price due with respect to the Notes, when due and payable; (iii) failure to deliver cash, shares of Common Stock or a combination thereof due upon an exchange of Notes, together with any cash due in lieu of fractional shares; and (iv) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or SH Funding or by any of SH Funding’s consolidated subsidiaries that is recourse to the Company, SH Funding or any other consolidated subsidiary of SH Funding (other than such subsidiary or another subsidiary whose assets secure such indebtedness), having an aggregate principal amount outstanding of at least $25.0 million, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after written notice to us; provided, however, that so called customary “non-recourse carve out” guarantees entered into in connection with financings by subsidiaries of the Company or SH Funding pursuant to which such guarantee obligation is triggered only upon the occurrence of certain specified acts or omissions of the underlying borrower or guarantor shall not be deemed to be recourse to the guarantor thereunder unless and to the extent the guarantor is required to make any payments under such “non-recourse carve out” guarantee after such indebtedness is accelerated. Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, SH Funding or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The description of the Notes in this Current Report is a summary and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 4.3 to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

3.50% Exchangeable Senior Notes due 2012

On March 29, 2007, SH Funding and the Company entered into the Purchase Agreement to offer and sell $150.0 million aggregate principal amount of the Notes to the Initial Purchasers.

The Closing occurred on April 4, 2007. The net proceeds from the offering of the Notes, after deducting the Initial Purchasers’ discount and estimated offering expenses, are estimated to be approximately $146.5 million.

Additional information pertaining to the Notes, the Common Stock and the Closing is contained in Items 1.01 and 2.03 of this Current Report and is incorporated herein by reference.

SH Funding offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then resold the Notes only to qualified institutional buyers in the United States in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of April 4, 2007, by and among Strategic Hotel Funding, L.L.C, Strategic Hotel & Resorts, Inc. and LaSalle Bank National Association.

4.2	Registration Rights Agreement, dated as of April 4, 2007, by and among Strategic Hotel Funding, L.L.C, Strategic Hotel & Resorts, Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

4.3	Common Stock Delivery Agreement, dated as of April 4, 2007, by and among Strategic Hotel Funding, L.L.C and Strategic Hotel & Resorts, Inc.

4.4	First Amendment to Credit Agreement, dated as of March 29, 2007, by and among Strategic Hotel Funding, L.L.C., Deutsche Bank Trust Company Americas, as administrative agent, and the various financial institutions that are parties to thereto.

10.1	Capped Call Confirmation, dated as of March 29, 2007, by and among Strategic Hotel Funding, L.L.C., Strategic Hotel & Resorts, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association.

10.2	Capped Call Confirmation, dated as of March 29, 2007, by and among Strategic Hotel Funding, L.L.C., Strategic Hotel & Resorts, Inc. and Deutsche Bank AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

April 4, 2007	By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Vice President, Secretary and General Counsel